Exhibit 21

                          TRANSFINANCIAL HOLDINGS, INC.
                             LISTING OF SUBSIDIARIES


Subsidiaries of TransFinancial Holdings, Inc.        State of Incorporation
---------------------------------------------        ----------------------


TFH Logistics & Transportation Services, Inc.                   Kansas

     Subsidiaries of TFH Logistics & Transportation Services, Inc.
     -------------------------------------------------------------

     Crouse Cartage Company                                     Iowa

     Specialized Transport, Inc.                                Kansas

     Phoenix Computer Services, Inc.                            Kansas

     Custom Client Services, Inc.                               North Carolina

     Transport Brokerage, Inc.                                  North Carolina

American Freight System, Inc.
 (d/b/a AFS, Inc.)                                              Delaware

TFH Properties, Inc.                                            Kansas

Universal Premium Acceptance Corporation                        Missouri

     Subsidiary of Universal Premium Acceptance Corporation
     ------------------------------------------------------

     APR Funding Corporation                                    Delaware

UPAC of California, Inc.                                        California

TransFinancial Acceptance, Inc.                                 Kansas

Presis, L.L.C.                                                  Kansas




(All companies do business under same name unless otherwise indicated).
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